EXHIBIT 99.2

                                           FOR: Consolidated Graphics, Inc.

                                       CONTACT: Wayne M. Rose
                                                Chief Financial Officer
                                                Consolidated Graphics, Inc
                                                (713) 339-5756

                                                Jonathan Schaffer/Julie Truax
                                                Media: Steve DiMattia
                                                Morgen-Walke Associates, Inc.
                                                (212) 850-5600

FOR IMMEDIATE RELEASE

              CONSOLIDATED GRAPHICS IMPLEMENTS SAVINGS INITIATIVES

     HOUSTON, TEXAS -March 19, 2001-Consolidated Graphics, Inc. (NYSE:CGX) announced today that it has implemented initiatives designed to reduce costs, improve operating efficiencies and enhance customer satisfaction. As previously reported, these initiatives were developed to counter the effects of ongoing weak demand caused by softness in the general economy and print markets in particular. The Company anticipates that it will incur a special fourth quarter charge as a result of these actions in the range of $4 to 5 million after tax, or approximately $.31 to $.38 per diluted share.

     Actions have been completed to combine the sales and printing operations at three smaller under-performing locations into three larger nearby facilities. A new strategic alliance has been negotiated for a fourth location.

     "Combining sales and printing operations in three of our markets enables us to serve customers much more efficiently," stated Charles F. White, President and Chief Operating Officer. "As the combined businesses were in close proximity, we now can provide the local service and feel that our customers want while offering them much broader printing capabilities than before. Additionally, as a result of this consolidation, the Company will benefit from increased manufacturing and cost efficiencies."

     "A strategic alliance at a fourth location will enable us to focus more closely on our core competency-high quality commercial printing," continued Mr. White. "At the same time, our alliance partner will gain broader access to an attractive regional financial printing marketplace. This alliance will represent a win-win situation for both parties."

     "Today, we are still aggressively pricing business to retain market share," commented Joe R. Davis, Chairman and Chief Executive Officer. "However, these savings initiatives should relieve some of the margin pressure we are experiencing. Coupled with strategies already in place to drive national account sales and marketing of e-commerce products and services, these actions should enhance our revenue base and lead to profitable growth."

CONSOLIDATED GRAPHICS IMPLEMENTS SAVINGS INITIATIVES                     Page 2

     Consolidated Graphics, Inc. is the largest sheet-fed and half-web commercial printing company in the United States. Through its network of locally managed printing companies in 25 states, the Company produces high-quality customized printed materials for a broad customer base that includes many of the most recognized companies in the country. Consolidated Graphics also offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXmedia. Consolidated Graphics is focused on adding value to its operating companies by providing financial and operational strengths, management support and technological advantages associated with a national organization. For more information, visit the Company's Web site at www.consolidatedgraphics.com.


     This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements. Consolidated Graphics' expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics' filings with the Securities and Exchange Commission. The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.